CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 29, 2008, relating to the financial statements and financial highlights of Bogle Investment Management Small Cap Growth Fund, Marvin & Palmer Large Cap Growth Fund, Schneider Small Cap Value Fund, Schneider Value Fund, Abundance Technologies Free Market International Equity Fund, Abundance Technologies Free Market Fixed Income Fund, Abundance Technologies U.S. Equity Fund, and Bear Stearns CUFS MLP Mortgage Portfolio, which appear in the August 31, 2008 Annual Reports to Shareholders of the aforementioned portfolios of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 23, 2008